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[Logo of Buca di Beppo]

                                                                   Exhibit 10.3

                              VESTING OPTION AGREEMENT

                                      BUCA
                         Key Employee Share Option Plan

1. Grant of Option: The Compensation Committee of the Board of Directors of BUCA, Inc. ("the Committee") hereby grants to the Participant named below an Option to purchase Mutual Fund Shares from BUCA, Inc. ("BUCA") at the Exercise Price set forth in Paragraph 2 below:

         Name of Participant: ______________________________________
         Social Security No.: ______________________________________
         Grant Date: _______________________________________________

The Mutual Fund Shares subject to this Option and the total Net Asset Value of the Mutual Fund Shares as of the date of this grant will consist of the following investment funds and that number of whole and fractional shares represented by the total Net Asset Value shown below:

              Name of Investment Funds                              Total
                 Subject to Option                             Net Asset Value
                 -----------------                             ---------------
                                                            $
              -------------------------                     ------------------
                                                            $
              -------------------------                     ------------------
                                                            $
              -------------------------                     ------------------
                                                            $
              -------------------------                     ------------------
                                                   Total    $
                                                   -----    ------------------

Any property received (or deemed to be received) by BUCA through actual (or deemed) reinvestment of cash dividends and distributions received with respect to the Mutual Fund Shares shall be added to the Mutual Fund Shares that are subject to this Option.

2. Exercise and Transfer of Option. The Option may be exercised only by the Participant or the Beneficiary if the Participant has died, or the Permitted Transferee, in whole or in part, subject to minimum exercise requirements contained in the BUCA Key Employee Share Option Plan (the "Plan"). In addition, under the terms of this Agreement, the transfer of an Option is not allowed except in the very limited circumstances permitted by Section 3.8 of the Plan. The Option shall not otherwise be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided therein, and no Option shall be subject to execution, attachment or similar process.

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Written notice of an election to exercise the Option, specifying the desired
Exercise Date, shall be mailed (by certified mail, postage prepaid), to the Hedging Trustee at the following address no later than ten business days prior to the desired Exercise Date:

         First National Bank of Sioux Falls
         Trustee of the BUCA Key Employee Share Option Plan
         Hedging Trust (the "Hedging Trustee")
         P.O. Box 5186
         100 South Phillip Ave.
         Sioux Falls, South Dakota  57117-5186

The initial Grant Date Exercise Price shall equal 25 percent of the total Net Asset Value of the underlying Mutual Fund Shares on the Grant Date. Upon a request to exercise the Option, the Exercise Price required to be paid by the Participant shall be equal to the Exercise Price of the Mutual Fund Shares on the Grant Date plus 25 percent of the accumulated ordinary income distributions and short-term capital gain distributions received (or deemed to be received) with respect to Mutual Fund Shares and reinvested (or deemed to be reinvested) in additional Mutual Fund shares. For these purposes, the "Exercise Date" shall be the date upon which the Participant's written Option Exercise Form is approved by the Hedging Trustee after payment is received by the Hedging Trustee at its principal business address (which is the address shown in this Agreement, unless later changed).

3. Payment of Exercise Price. Payment of the Exercise Price shall be made by bank certified, personal, or cashier's check or other means acceptable to the Hedging Trustee (in accordance with the terms of the Plan) on or before the Exercise Date, and the Participant must satisfy all federal, state and local withholding tax requirements in the manner permitted under the Plan.

4. Time of Exercise. The Participant, the Participant's Beneficiary if the Participant has died, or the Permitted Transferee (with respect to the portion of the Option transferred to the Permitted Transferee) may exercise the Vested Portion of an Option at any time during the period beginning six months after the Grant Date and ending on the earliest of:

         (a) 180 months after the Grant Date of the Option; or

         (b) 24 months after the Participant's Termination of Service by reason of Disability; or

         (c) 24 months after the Participant's Termination of Service by reason of death; or

         (d) 24 months after the Participant's Termination of Service for any reason not specified in paragraphs (a)-(c) or (e) if such Termination of Service occurs before the Participant's attainment of age 50; or

         (e) 90 days after the date of the Participant's Termination of Service, if he or she is terminated involuntarily for Cause, as determined by the Committee.

In no event shall the exercise period continue for less than 12 months after the Participant's Termination of Service if such termination occurs by reason of Participant's death.

5. Vested Portion of Option. Only the Vested Portion of this Option, as prescribed by the Vesting Schedule set forth in this Paragraph 5, may be exercised by the Participant. In the event of the Participant's Termination of Service with BUCA for any reason other than death or

                                      2

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Disability prior to _____________, 2007, the Vested Portion of the Option shall be the specified percentage of the Option which becomes vested as of the applicable Vesting Date:

                                                        Percentage of
Vesting Date                                            Option Vested
------------                                            -------------

________, 2002                                                10%
________, 2003                                                30%
________, 2004                                                55%
________, 2005                                                85%
________, 2006                                               100%

For purposes of determining the above Percentage of Option Vested, the specified percentage is based upon the total Net Asset Value of the Mutual Fund Shares underlying the Option as of the applicable Vesting Date. The Vested Portion of this Option, which may be exercised in the event of a Termination of Service of the Participant by reason of the Participant's death or Disability, is one hundred percent.

6. Rights and Privileges. No Participant, Beneficiary, or Permitted Transferee shall have any of the rights and privileges of a shareholder with respect to any Mutual Fund Shares that may be purchased or issued upon the exercise of an Option unless and until such Option is exercised and the Exercise Price for the Mutual Fund Shares has been paid in full and the Mutual Fund Shares have been registered.

7. Required Acceptance of Option Agreement. This Option is conditioned upon the acceptance of this Agreement by the Participant as evidenced by the return to the Committee of the original Agreement executed by the Participant no later than 15 days after the Grant Date.

8. Interpretation of Option Agreement. Except to the extent preempted by federal law, the Option and this Agreement shall be construed and interpreted according to the laws of the State of Minnesota without regard to the choice of law principles of such state.

9. Incorporation by Reference. Except as specifically provided in this Agreement, the rights of the Participant, or any other person entitled to exercise the Option, are governed by the Plan (as amended from time to time), which is incorporated by reference into this Agreement and hereto attached. All capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Plan. The Participant agrees to be bound by the terms of the Plan. Should a discrepancy exist between the terms of this Agreement and the terms of the Plan, then the terms of the Plan will control.

10. Amendment and Termination. The Committee may amend this Agreement at any time (i) to comply with applicable law or regulations, (ii) in connection with a Plan termination or amendment, (iii) in connection with any substitution of Mutual Fund Shares or (iv) with the consent of the Participant. In the event of a termination of the Plan to comply with applicable laws or regulations, this Option will be required to be exercised immediately. In the event of the termination of the Plan for any other reason, the Committee may, in its sole discretion and without the consent of the Participant, terminate this Option within 60 days following the effective date of the Plan's termination by making a cash payment to the Participant in an amount equal to the total Net Asset Value of the Mutual Fund Shares subject to this Option, reduced by the Exercise Price, and further reduced by the tax withholding required by Section 4.4 of the Plan.

                                      3

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11. No Right to Continued Service. Nothing contained in this Agreement or in the
Plan shall be deemed to give any person the right to be retained in the service of BUCA or any of its related entities or to interfere with the right of BUCA or any of its related entities to discharge any person at any time without regard to the effect that such discharge shall have upon such person's rights or potential rights, if any, under the Plan. The provisions of the Plan are in addition to, and not a limitation on, any rights that a Participant may have by reason of any other agreement with BUCA or any of its related entities.

12. Securities Matters and Representations. The Participant hereby represents and warrants to, and agrees with, BUCA as follows, with the understanding that BUCA will rely on the representations in complying with its obligations under applicable securities laws:

         (a) The Participant has received a current copy of (i) the Plan and
(ii) the Plan Brochure. The Participant has additionally received copies of all other documents and any other information requested from BUCA and has had an opportunity to ask questions of and receive answers from the management of BUCA concerning the terms and conditions of the Option and to obtain any additional information desired, or has elected to waive such opportunity. The Participant has reviewed and understands the terms and conditions of his or her participation in the Plan. The Participant understands and acknowledges that the exclusive sources for determining his or her benefits and rights under the Plan are the provisions of the Plan and the Option Agreements entered into pursuant to the Plan. The Participant has also received copies of, and reviewed, the current prospectuses for the mutual funds identified on the first page of this Agreement.

         (b) The Participant acknowledges that (i) the worth of the Option is dependent upon the value of the underlying Mutual Fund Shares, (ii) the amount exchanged for the Option (if any) and any rights of the Participant to the Mutual Fund Shares prior to exercise will be subject to the claims of creditors of BUCA, and, accordingly, (iii) BUCA makes no assurance whatsoever concerning the present and prospective value of the Option.

         (c) Either alone or with the assistance of a professional advisor, the Participant has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of accepting the grant of the Option as well as making a decision to exercise such Option. The Participant has obtained, to the extent he or she deemed necessary, personal professional advice with respect to the risks inherent in, and the suitability of, accepting the grant of the Option in light of the Participant's financial condition and investment needs. The Participant is not relying on the advice or representations of BUCA or anyone associated with BUCA on any legal or tax matters and certifies that the Option (and the underlying mutual fund shares) is suitable for his or her financial condition and investment needs.

-----------------------------------             -------------------------------
         Participant                                          Date

BUCA's Acknowledgment of Receipt:               -------------------------------
                                                              Date

By:__________________________________
   Authorized Representative

                                      4

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                 SCHEDULE OF AWARDS TO BUCA'S EXECUTIVE OFFICERS
                  UNDER THE BUCA KEY EMPLOYEE SHARE OPTION PLAN
                                (OUTRIGHT AWARDS)

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                                         VALUE OF OPTION GRANT LESS EXERCISE PRICE
            NAME           GRANT DATE         AS OF THE DATE OF GRANT                       VESTING SCHEDULE
--------------------------------------------------------------------------------------------------------------------
                                                                                    2002   2003   2004   2005   2006
                                                                                    ----   ----   ----   ----   ----
Joseph P. Micatrotto    January 4, 2002             $ 652,500                        10%    20%    25%    30%    15%
--------------------------------------------------------------------------------------------------------------------
Greg A. Gadel           March 11, 2002              $  93,750                        10%    20%    25%    30%    15%
--------------------------------------------------------------------------------------------------------------------
Joseph J. Kohaut        March 19, 2002              $  93,750                        10%    20%    25%    30%    15%
--------------------------------------------------------------------------------------------------------------------
Lane G. Schmeising      March 11, 2002              $  93,750                        10%    20%    25%    30%    15%
--------------------------------------------------------------------------------------------------------------------